EXHIBIT 10.1

                         SETTLEMENT AGREEMENT

         THIS SETTLEMENT AGREEMENT (the "Agreement") is made and entered into as of December 14, 2007, by and between CalAmp Corp., a Delaware corporation ("CalAmp"), and EchoStar Technologies Corporation, a Texas corporation (the "Customer").

                           R E C I T A L S

         WHEREAS, CalAmp from time to time manufactures and sells to the Customer the Products (as defined below) and certain of the Products shipped to the Customer by CalAmp have been found to be prone to failures related to local oscillator drift of +/- 5MHz (the "Defects");

         WHEREAS, the Customer believes that it has claims against CalAmp with respect to such defective Products;

         WHEREAS, CalAmp is currently in default with respect to the financial covenants (the "Default") under a Credit Agreement (the "Credit Agreement") between CalAmp and Bank of Montreal, as administrative agent, and the other financial institutions that from time to time may become parties to the Credit Agreement (collectively, the "Lenders");

         WHEREAS, this Default precludes CalAmp from any additional borrowing under the Credit Agreement until CalAmp is able to obtain a waiver from the Lender and/or an amendment of the Credit Agreement;

         WHEREAS, CalAmp believes that a settlement with the Customer will facilitate negotiations with the Lenders regarding a waiver of the Default or amendment of the Credit Agreement;

         WHEREAS, each of CalAmp and the Customer believe that it is in its best interest to resolve any potential matters relating to such defective Products expeditiously and to cooperate with the other party to formulate a plan for the continued manufacture and sale of Products by CalAmp to the Customer;

         WHEREAS, the settlement reflected in this Agreement has been reviewed by legal counsel, and CalAmp and the Customer each agree that this Agreement is fair, reasonable, and adequate;

         WHEREAS, CalAmp expressly and vigorously denies any wrongdoing, and does not admit or concede any actual or potential fault, wrongdoing or liability in connection with any fact or Claim (as defined below) that has been or could have been alleged against them in connection with any of the Released Claims (as defined below); and

         WHEREAS, CalAmp considers it desirable for the Released Claims to be settled and resolved at this time because such settlement will confer substantial benefits on CalAmp and its stockholders, including, among other things, facilitating negotiations with its Lenders to resolve the Default.



                            A G R E E M E N T

         NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.   DEFINITIONS.

         The following terms have the following meanings when used in this
Agreement:

         1.1 "AO2 Products" means (a) all DP Twin Products, (b) with respect to the DPP Twin, Products manufactured by CalAmp with a date code before 613 and (c) with respect to the DP Dual, Products manufactured by CalAmp with a date code before 639.

         1.2 "AO3 Products" means (a) with respect to the DPP Twin, Products manufactured by CalAmp with a date code on or after 613, (b) with respect to the DP Dual, Products manufactured by CalAmp with a date code on or after 639 and (c) all DPP Triple Products manufactured by Cal Amp.

         1.3 "AO3 Release Date" means the later of (a) the date that is fifteen (15) months from the Closing Date and (b) the date on which CalAmp has shipped to the Customer in the aggregate 400,000 AO3 Products that have been re-worked or refurbished pursuant to Paragraph 3.1(e) below and are free of any Defects and otherwise in good working order; provided, however, that if the AO3 Release Date has not occurred by the date that is two (2) years after the Closing Date, the AO3 Release Date shall not occur as set forth in Paragraph 4.3.

         1.4 "Affiliate" means, with respect to a specified Person, any other Person that (a) directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the specified Person or (b) is a predecessor, successor or assign (including by merger or otherwise by operation of law) of such specified Person.

         1.5 "Average Stock Price" means the average of the daily volume-weighted sales prices per share of Common Stock on the NASDAQ-GS Market for each trading day within the one hundred twenty (120) consecutive calendar days immediately preceding the Closing Date, as reported by the NASDAQ-GS Market.
         1.6 "Business Day" means any day other than a Saturday, Sunday, or legal holiday in the State of California in which state government is not generally open for business to the public.

         1.7 "Claim" means any (a) right to payment or value, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, (b) right to a legal or equitable remedy for breach of performance, whether or not such right to a legal or equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, and/or (c) right granted by statute, regulation, common law or order or judgment of any agency or court not otherwise covered by clauses (a) or (b) above.

         1.8 "Common Stock" means the Common Stock, par value $.01 per share, of CalAmp.

         1.9 "Control" means the possession, directly or indirectly through one or more intermediaries, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. Without limiting the generality of the foregoing, for purposes of this Agreement, a specified Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly through one or more intermediaries,
(a) the power to elect, designate or otherwise cause the designation of a majority of the members of the board of directors or the equivalent governing body of such specified Person, or (b) legal or beneficial ownership of at least fifty-one percent (51%) of the equity interests of such Person. "Controlling" and "Controlled" have meanings correlative thereto. For purposes of this Agreement "beneficial ownership" shall have the meaning set forth in Rule 13d-3(a) as currently promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

         1.10 "DPP Triple Qualification" means the date of release for manufacture by CalAmp of the DPP Triple product design after CalAmp has received approval in writing by the Customer of the DPP Triple product design following testing by the Customer to validate that such design meets the product specifications of the Customer for the DPP Triple.

         1.11 "DPP Twin Qualification" means the date of release for manufacture by CalAmp of the DPP Twin product design after CalAmp has received approval in writing by the Customer of the DPP Twin product design following testing by the Customer to validate that such design meets the product specifications of the Customer for the DPP Twin.

         1.12 "Liabilities" means any and all direct or indirect costs, expenses, actions, causes of actions, suits, judgments, controversies, damages, claims, indebtedness, obligations, commitments, deficiencies, guarantees, liabilities or demands of any nature, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, liquidated or unliquidated, matured or unmatured, contingent or direct, whether arising at common law, in equity, or under any statute, regulation or order, based in whole or in part upon any act or omission or other occurrence taking place on or prior to the date of this Agreement.

         1.13 "Paragraph" means a numbered paragraph of this Agreement, unless otherwise noted, and all references to a Paragraph shall include all subparts or subparagraphs of that Paragraph.

         1.14 "Parties" means CalAmp and the Customer, individually and collectively, and their successors and assigns. Each of the Parties may be individually referred to herein as a "Party."

         1.15 "Person" or "Persons" means an individual, trustee, partnership, limited partnership, limited liability partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture, business association, firm, governmental agency or authority or other entity or organization of any type.

         1.16  "Product" or "Products" means any and each of the following:
(a) the product identified by CalAmp as the DP Dual and by the Customer as the LNBF, Dish Pro Dual, part number 120810 (the "DP Dual"), (b) the product identified by CalAmp as the DP Twin and by the Customer as the LNBF, Dish Pro Twin, part number 107102 (the "DP Twin"), (c) the product identified by CalAmp as the DPP Twin and by the Customer as the LNBF, Dish Pro Plus Twin, part number 134336 (the "DPP Twin") and (d) the product identified by CalAmp as the DPP Triple and by the Customer as the LNBF, Dish 1000 Dish Pro Plus, part number 145511 (the "DPP Triple"). For the avoidance of doubt, Products include AO2 Products and AO3 Products that are re-worked and/or refurbished by CalAmp as set forth herein.

         1.17 "Subsidiary" means, as to any specified Person, (a) any Person the accounts of which are, or are required to be, consolidated with those of the specified Person's consolidated financial statements or (b) any Person that is Controlled by such specified Person.

         2.  CLOSING.

         2.1 Closing. Consummation of the settlement contemplated by this Agreement (the "Closing") shall take place simultaneously with the execution of this Agreement by each of the Parties. The date upon which the Closing occurs shall be referred to herein as the "Closing Date." The releases and waivers set forth in Paragraphs 4.1 and 4.2 shall become effective upon the Closing and the releases and waivers set forth in Paragraphs 4.3 and 4.4 shall become effective as of the AO3 Release Date. In addition, no consideration shall be paid or given by CalAmp or the Customer as set forth in Paragraph 3 until the Closing Date.

         2.2 Deliveries by CalAmp. At the Closing, CalAmp shall deliver, or cause to be delivered:

         (a) a certificate representing all of the CalAmp Shares (as defined below);
         (b)  an executed copy of the Note (as defined below);
         (c)  an executed copy of the Warrant (as defined below); and
         (d) such other documents and items as the Customer may reasonably request.
         2.3 Deliveries by the Customer. At the Closing, the Customer shall deliver, or cause to be delivered:
         (a)  the payment contemplated by Paragraph 3.2(c) below;
         (b)  an executed copy of the Voting and Lock-Up Agreement; and
         (c)  such other documents and items as CalAmp may reasonably request.

         3.  CONSIDERATION FOR AGREEMENT.

         3.1 Consideration By CalAmp. To induce the Customer to give the consideration described in Paragraph 3.2 of this Agreement, and to make the representations, warranties, covenants and other agreements set forth herein, CalAmp agrees to the following:

         (a) CalAmp Shares. Upon the Closing, CalAmp shall issue to the Customer 1,000,000 shares of Common Stock (the "CalAmp Shares"). Such CalAmp Shares shall be subject to a voting and lock-up agreement substantially in the form of Annex A attached hereto (the "Voting and Lock-Up Agreement"), pursuant to which (i) the Customer will agree to vote all of the CalAmp Shares either (A) with the Board of Directors of CalAmp (the "Board") or (2) in proportion to the other outstanding shares and (ii) the Customer will agree, with respect to 500,000 of such CalAmp Shares (the "Restricted Shares"), not to sell more than 285,000 of such Restricted Shares and any shares issued upon exercise of the Warrant in any one year period following the Closing Date, subject in any event to securities law restrictions. The other, unrestricted 500,000 CalAmp Shares shall be immediately available for sale by the Customer and not restricted in any way, other than securities law restrictions. The Customer shall also be granted certain piggyback registration rights pursuant to a registration rights agreement substantially in the form of Annex B attached hereto (the "Registration Rights Agreement").

         (b) Warrants. Upon the Closing, CalAmp shall deliver to the Customer a warrant (the "Warrant") to purchase 350,000 shares of Common Stock in substantially the form attached hereto as Annex C. Such warrant shall be exercisable for a three year period beginning upon the date hereof at an exercise price representing a 10% premium over the Average Stock Price. Any shares of Common Stock purchased by the Customer pursuant to the Warrant shall be considered to be Restricted Shares and subject to the Voting and Lock-Up Agreement.

         (c) Subordinated Note. Upon the Closing, CalAmp shall deliver to the Customer a non-interest bearing promissory note which shall only be subordinated to the secured claims of the Lenders under the Credit Agreement (the "Note") in the amount of $5,000,000 in substantially the form attached hereto as Annex D. Such Note shall provide for a payment schedule of $5.00 per unit of Product purchased and fully paid for by the Customer subsequent to the Closing Date, up to a maximum of 1,000,000 units of Product, with an acceleration of the full principal amount if CalAmp becomes insolvent or files for bankruptcy or upon a change of control of CalAmp. Notwithstanding any other provision herein or in any other document executed in connection with this Agreement, the Customer shall have the absolute right to setoff or recoup against any amounts due and payable under the Note pursuant to its terms.

         (d) Accounts Receivable. Upon the Closing, the Customer shall setoff and recoup $1,000,000 worth of accounts receivable due to CalAmp against $1,000,000 of the amount due and owing from the Customer on account of sales invoices to the Customer that were dated on or before September 10, 2007 as described in Paragraph 3.2(c).

         (e) Services. CalAmp shall provide re-work and/or refurbishment services on AO3 Products (i) previously returned to CalAmp by the Customer and held by CalAmp as of the Closing Date or (ii) returned to CalAmp during the 15 month period following the Closing Date, in each case at no charge to the Customer. All such re-work and/or refurbishment services on AO3 Products shall be completed no later than two (2) years after the Closing Date. In addition, CalAmp and the Customer agree to review the economic and technical feasibility of re-working and/or refurbishing AO2 Products. In the event that CalAmp and the Customer mutually agree to re-work and/or refurbish AO2 Products within 120 days following the Closing Date, then CalAmp shall provide re-work and/or refurbishment services on AO2 Products
(A) previously returned to CalAmp by the Customer and held by CalAmp as of the Closing Date or (B) returned to CalAmp during the 15 month period following the Closing Date; provided that, in each case, the Customer shall pay to CalAmp a negotiated reasonable fee for such re-work and/or refurbishment services on AO2 Products. Any re-work and refurbishment services provided by CalAmp pursuant to this Paragraph 3.1(e) shall be performed pursuant to product and process specifications provided or agreed to by the Customer.

         (f) Warranty. For all future shipments of Products by CalAmp to the Customer, CalAmp shall provide (i) an 18-month warranty for workmanship and
(ii) a 36-month warranty solely with respect to any Defects (which, for the purposes of this Subparagraph (f), shall include any local oscillator drift of greater than +/- 2MHz) in the Products, in each case from the date of original manufacture or, if applicable, the date of re-work or refurbishment pursuant to clause (e) above; provided that, with respect to Products where the only services provided prior to re-shipment of the Product pursuant to clause (e) above are testing and the replacement of the housing for the Product, such warranty shall not apply.

         (g) Releases. CalAmp shall give the Released Customer Parties (as defined below) the waivers and releases described in Paragraphs 4.2 and 4.4 of this Agreement.

         3.2 Consideration by the Customer. To induce CalAmp to give the consideration described in Paragraph 3.1 of this Agreement, and to make the representations, warranties, covenants, and other agreements set forth herein, the Customer agrees to the following:

         (a) Release. The Customer shall give the Released CalAmp Parties (as defined below) the waivers and releases described in Paragraphs 4.1 and 4.3 of this Agreement.

         (b) Orders. The Customer shall release orders and work with CalAmp with respect to future orders of Product, in each case as set forth on Annex E attached hereto; provided, however, that the Customer shall not be obligated, for any reason, to place such orders if CalAmp delivers Products that are not free of Defects and otherwise in good working order after the DPP Twin Qualification and/or DPP Triple Qualification, as appropriate.

         (c) Accounts Receivable. Upon the Closing, the Customer shall agree to forbear from exercising its rights of setoff and/or recoupment and pay to CalAmp by check or wire transfer (i) an amount equal to $1,277,458 in satisfaction of all CalAmp sales invoices to the Customer that were dated on or before September 10, 2007, other than $1,000,000 in invoices that will be recouped or setoff pursuant to Paragraph 3.1(d) and (ii) any amounts payable to CalAmp by the Customer pursuant to sales invoices dated after September
10, 2007 that, by their terms, are due and payable as of the date hereof.

         (d) Future Payment Terms. The Customer agrees that future payments for products purchased by the Customer from CalAmp shall be on 30 day terms with payments occurring once a month.

         (e) Approval. Subject to Paragraph 3.1(e), above, the Customer agrees and acknowledges that CalAmp shall have the right, with respect to all AO2 Products in CalAmp's possession as of the Closing Date or provided to CalAmp during the 15 months following the Closing Date, to destroy such AO2 Products or destroy the entire RF board on all such AO2 Products and salvage other usable components to the extent that CalAmp determines that it may be cost effective to do so for future use or salvage value. In the event that CalAmp determines that it will destroy AO2 Products pursuant to this Paragraph 3.2(e), the Customer will provide written approval to CalAmp for such destruction and CalAmp will provide a written certification of such destruction to the Customer promptly following such destruction.

         (f) Price Targets. The Customer agrees to the price targets set forth on Annex E attached hereto.

         4.  RELEASES, WAIVERS AND RELATED AGREEMENTS.

         4.1 Initial Release by the Customer. As of the Closing Date, the Customer, on behalf of itself and any of its Affiliates, forever waives, releases, discharges and acquits CalAmp, as well as CalAmp's officers, directors, stockholders, Subsidiaries, past Subsidiaries, Affiliates, past Affiliates, partners, members, agents, attorneys, assigns, beneficiaries, employees, heirs, insurers, predecessors, successors and other professional persons (the "Released CalAmp Parties"), directly or indirectly, derivatively, on its own behalf and on behalf of any of its Affiliates, from any and all actions, causes of action, obligations, costs, damages, losses, Claims, Liabilities, restitution, and/or demands of whatsoever character, whether known or unknown, accrued or unaccrued, arising out of or relating in any way to the Defects for all AO2 Products shipped by CalAmp to the Customer at any time through and including May 31, 2007. Any and all actions, causes of action, obligations, costs, damages, losses, Claims, Liabilities, restitution, and/or demands that are waived, released, discharged and acquitted by this Paragraph 4.1 are referred to herein as "Customer AO2 Released Claims." Without limiting the generality of the foregoing, the Customer AO2 Released Claims shall further expressly include:
(a) any violations or claimed violations of any rules, regulations, orders or protocols of any U.S. state or federal agency having or claiming to have regulatory authority over any conduct that is the subject of any of the above Customer AO2 Released Claims; (b) any and all acts, omissions, facts, matters, transactions, occurrences, and oral or written statements and representations made or allegedly made in connection with, or directly or indirectly relating to, this Agreement, but only as such exist as of the Closing Date; and (c) any and all Claims for attorneys' fees, costs or disbursements in connection with or related in any manner to this Agreement. As of the Closing Date, the Customer retains any and all other Claims against CalAmp not specifically released pursuant to this Paragraph 4.1 and no other Claims of the Customer are being released on the Closing Date.

         4.2 Initial Release by CalAmp. As of the Closing Date, CalAmp, on behalf of itself and any of its Affiliates, forever waives, releases, discharges and acquits the Customer, as well as the Customer's officers, directors, stockholders, Subsidiaries, past Subsidiaries, Affiliates, past Affiliates, partners, members, agents, attorneys, assigns, beneficiaries, employees, heirs, insurers, predecessors, successors and other professional persons (the "Released Customer Parties"), directly or indirectly, derivatively, on its own behalf and on behalf of any of its Affiliates, from any and all actions, causes of action, obligations, costs, damages, losses, Claims, Liabilities, restitution, and/or demands of whatsoever character, whether known or unknown, accrued or unaccrued, arising out of or relating in any way to failures related to the Defects for all AO2 Products shipped by CalAmp to the Customer at any time through and including May 31, 2007. Any and all actions, causes of action, obligations, costs, damages, losses, Claims, Liabilities, restitution, and/or demands that are waived, released, discharged and acquitted by this Paragraph 4.2 are referred to herein as "CalAmp AO2 Released Claims." Without limiting the generality of the foregoing, the CalAmp AO2 Released Claims shall further expressly include:
(a) any violations or claimed violations of any rules, regulations, orders or protocols of any U.S. state or federal agency having or claiming to have regulatory authority over any conduct that is the subject of any of the above CalAmp AO2 Released Claims; (b) any and all acts, omissions, facts, matters, transactions, occurrences, and oral or written statements and representations made or allegedly made in connection with, or directly or indirectly relating to, this Agreement, but only as such exist as of the Closing Date; and (c) any and all Claims for attorneys' fees, costs or disbursements in connection with or related in any manner to this Agreement. As of the Closing Date, CalAmp retains any and all other Claims against the Customer not specifically released pursuant to this Paragraph 4.2 and no other Claims of CalAmp are being released on the Closing Date.

         4.3 Further Release by the Customer; Forbearance. Effective as of the AO3 Release Date, the Customer, on behalf of itself and any of its Affiliates, forever waives, releases, discharges and acquits the Released CalAmp Parties, directly or indirectly, derivatively, on its own behalf and on behalf of any of its Affiliates, from any and all actions, causes of action, obligations, costs, damages, losses, Claims, Liabilities, restitution, and/or demands of whatsoever character, whether known or unknown, accrued or unaccrued, arising out of or relating in any way to failures related to the Defects for all AO3 Products shipped by CalAmp to the Customer at any time through and including May 31, 2007. Any and all actions, causes of action, obligations, costs, damages, losses, Claims, Liabilities, restitution, and/or demands that are waived, released, discharged and acquitted by this Paragraph 4.3 are referred to herein as "Customer AO3 Released Claims." Without limiting the generality of the foregoing, the Customer AO3 Released Claims shall further expressly include:
(a) any violations or claimed violations of any rules, regulations, orders or protocols of any U.S. state or federal agency having or claiming to have regulatory authority over any conduct that is the subject of any of the above Customer AO3 Released Claims; (b) any and all acts, omissions, facts, matters, transactions, occurrences, and oral or written statements and representations made or allegedly made in connection with, or directly or indirectly relating to, this Agreement, but only as such exist as of the AO3 Release Date; and (c) any and all Claims for attorneys' fees, costs or disbursements in connection with or related in any manner to this Agreement, but only as such exist as of the AO3 Release Date. Notwithstanding the foregoing, if the AO3 Release Date has not occurred by the date that is two
(2) years after the Closing Date, the AO3 Release Date shall not occur and the Customer AO3 Released Claims shall not be released. In addition, the Customer agrees that, from the date hereof through the earlier of (i) the AO3 Release Date and (ii) the second anniversary of the date hereof, the Customer will not, and will cause its Affiliates not to, institute or prosecute, directly or indirectly, any action or other proceeding based in whole or in part upon Claims related to AO3 Products shipped by CalAmp to the Customer at any time through and including May 31, 2007 (the "Forbearance"); provided, however, that the Forbearance shall be immediately null and void, with no force and effect, upon (A) the thirtieth (30th) day following written notice from the Customer to CalAmp of a failure of CalAmp in any material respect to perform its obligations under Paragraph 3.1 of this Agreement where such failure has not been cured during such 30-day period or (B) the fifth (5th) day following written notice from the Customer to CalAmp of a breach of any of representations and warranties set forth in Paragraph 5.1 of this Agreement.

         4.4 Further Release by CalAmp. Effective as of the AO3 Release Date, CalAmp, on behalf of itself and any of its Affiliates, forever waives, releases, discharges and acquits the Released Customer Parties, directly or indirectly, derivatively, on its own behalf and on behalf of any of its Affiliates, from any and all actions, causes of action, obligations, costs, damages, losses, Claims, Liabilities, restitution, and/or demands of whatsoever character, whether known or unknown, accrued or unaccrued, arising out of or relating in any way to failures related to the Defects for all AO3 Products shipped by CalAmp to the Customer at any time through and including May 31, 2007. Any and all actions, causes of action, obligations, costs, damages, losses, Claims, Liabilities, restitution, and/or demands that are waived, released, discharged and acquitted by this Paragraph 4.4 are referred to herein as "CalAmp AO3 Released Claims" and, collectively with the Customer AO2 Released Claims, the Customer AO3 Released Claims and the CalAmp AO2 Released Claims, the "Released Claims." Without limiting the generality of the foregoing, the CalAmp AO3 Released Claims shall further expressly include: (a) any violations or claimed violations of any rules, regulations, orders or protocols of any U.S. state or federal agency having or claiming to have regulatory authority over any conduct that is the subject of any of the above CalAmp AO3 Released Claims; (b) any and all acts, omissions, facts, matters, transactions, occurrences, and oral or written statements and representations made or allegedly made in connection with, or directly or indirectly relating to, this Agreement, but only as such exist as of the AO3 Release Date; and (c) any and all Claims for attorneys' fees, costs or disbursements in connection with or related in any manner to this Agreement, but only as such exist as of the AO3 Release Date. Notwithstanding the foregoing, if the AO3 Release Date has not occurred by the date that is two (2) years after the Closing Date, the AO3 Release Date shall not occur and the CalAmp AO3 Released Claims shall not be released.
In addition, CalAmp agrees that, from the date hereof through the earlier of
(i) the AO3 Release Date and (ii) the second anniversary of the date hereof, CalAmp will not, and will cause its Affiliates not to, institute or prosecute, directly or indirectly, any action or other proceeding based in whole or in part upon Claims related to AO3 Products shipped by CalAmp to the Customer at any time through and including May 31, 2007 (the "CalAmp Forbearance"); provided, however, that the CalAmp Forbearance shall be immediately null and void, with no force and effect, upon (A) the thirtieth
(30th) day following written notice from CalAmp to the Customer of a failure of the Customer in any material respect to perform its obligations under Paragraph 3.2 of this Agreement where such failure has not been cured during such 30-day period or (B) the fifth (5th) day following written notice from CalAmp to the Customer of a breach of any of representations and warranties set forth in Paragraph 5.2 of this Agreement.

         4.5  Additional Release Related Provisions.

         (a) Specific Limit of Waivers. Notwithstanding anything herein to the contrary, nothing in this Agreement shall constitute a limitation on, or waiver of, any right to enforce any obligation or pursue any remedy specifically provided for in this Agreement.

         (b) Fairness of Settlement and Releases. The Parties agree that this Agreement and the releases and waivers in this Agreement are fair and reasonable and adequate to provide complete satisfaction of the Released Claims.

         (c) Section 1542 Waiver. Each of the Customer and CalAmp expressly waives the benefits of any statutory provision or common law rule that provides, in sum or substance, that a release does not extend to Claims which the Customer or CalAmp does not know or suspect to exist in its favor at the time of executing the release, which if known by it, would have materially affected its settlement with the other party. In particular, but without limitation, each of the Customer and CalAmp expressly understands the provisions of California Civil Code Section 1542, which provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Each of the Customer and CalAmp hereby agrees that (i) the provisions of California Civil Code Section 1542 are hereby knowingly and voluntarily waived and relinquished, and (ii) the provisions of all similar federal or state laws, rights, rules, or legal principles of any other jurisdiction, to the extent that they are found to be applicable herein, also are hereby knowingly and voluntarily waived and relinquished. Notwithstanding the foregoing waiver of California Civil Code Section 1542, each of the Customer and CalAmp acknowledges that the releases set forth in this Agreement are specific to the Released Claims set forth herein and are not intended to create general releases as to all claims, or potential claims, between the releasing and released Parties.

         (d) Other Unknown Claims. In connection with the releases contained herein, each of the Customer and CalAmp acknowledges that it is aware that it may hereafter discover Released Claims presently unknown or unsuspected, or facts in addition to or different from those which it now knows or believes to be true with respect to the matters released herein.
Nevertheless, it is the intention of each of the Customer and CalAmp in executing this Agreement to fully, finally and forever settle and release all such matters, and all Released Claims relating thereto, which exist, hereafter may exist, or might have existed (whether or not previously or currently asserted), in accordance with the releases contained herein.

         (e) Essential Terms. All Parties hereby expressly agree and acknowledge that each of the releases contained herein constitutes an essential term of this Agreement and that the Agreement shall be null and void if any release shall be deemed ineffective.

         (f) Breaches of Agreement. The Parties expressly understand that both direct and indirect breaches of the provisions of this Agreement are proscribed. Therefore, each of the Customer and CalAmp covenants that it will not institute or prosecute, directly or indirectly, any action or other proceeding based in whole or in part upon (i) the CalAmp AO2 Released Claims and the Customer AO2 Released Claims, subject to the occurrence of the Closing Date and (ii) the CalAmp AO3 Released Claims and the Customer AO3 Released Claims, subject to the occurrence of the AO3 Release Date. Nothing in this Paragraph shall prohibit or interfere with (A) the Customer's right to setoff or recoup as set forth in Paragraph 3.1(c) of this Agreement or
(B) either parties' right to assert that an event has occurred that nullifies and voids the Forbearance or CalAmp Forbearance as set forth in Paragraphs 4.3 and 4.4 of this Agreement.

         (g) Setoff and Recoupment. Notwithstanding any other provision herein or in any other document executed in connection with this Agreement, nothing shall enhance, impair or otherwise alter the any right the Customer may have to setoff or recoup any amounts arising or accruing after the Closing Date.

         5.  REPRESENTATIONS AND WARRANTIES.

         5.1 Representations and Warranties of CalAmp. As a material inducement to the Customer to enter into this Agreement, CalAmp hereby represents and warrants to the Customer, which representations and warranties are, as of the date hereof, true, correct and complete and, as to Paragraph 5.1(f) below, will continue to be true, correct and complete:

         (a) Organization. CalAmp is a corporation duly incorporated and organized, and is validly existing and up-to-date in the filing of all corporate and similar returns, under the laws of the State of Delaware, its jurisdiction of incorporation, and has all requisite corporate power and capacity to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted.

         (b) Due Authorization. CalAmp has all requisite power and authority, and has taken all action necessary, to execute and deliver this Agreement and any ancillary agreements referred to herein to which it is a party (the "CalAmp Ancillary Agreements"), to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder.
The execution and delivery of this Agreement and the CalAmp Ancillary Agreements by CalAmp and the consummation by CalAmp of the transactions contemplated hereby and thereby have been duly approved by the board of directors of CalAmp. No other proceeding on the part of CalAmp is necessary to authorize this Agreement and the CalAmp Ancillary Agreements and the transactions contemplated hereby and thereby. Each of this Agreement and the CalAmp Ancillary Agreements have been duly executed and delivered by CalAmp and is a legal, valid and binding obligation of CalAmp, enforceable against CalAmp in accordance with their respective terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and except insofar as the availability of equitable remedies may be limited by applicable law.

         (c) No Conflicts. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under CalAmp's charter or bylaws, or any agreement or contract to which CalAmp is party, or, to the best of CalAmp's knowledge, a violation of any applicable laws, regulations or court orders, or an event which results in the creation of any lien, charge or encumbrance upon any of the assets of CalAmp.

         (d) Consents and Approvals. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements, of state securities laws, no consent, approval or authorization of, declaration to, or filing or registration with, any governmental or regulatory authority, or any other Person, is required to be made or obtained by CalAmp in connection with the execution, delivery and performance by CalAmp of this Agreement and the consummation of the transactions contemplated hereby.

         (e) Valid Issuance of Stock. The CalAmp Shares, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non assessable, free and clear of all liens, claims, encumbrances and adverse interests of any kind, except for such encumbrances as may have been created by the Customer. The CalAmp Shares will be issued in compliance with or pursuant to exemptions from applicable federal and state United States securities laws.

         (f) Adequate Capitalization. CalAmp (i) has adequate capital and other resources to conduct its business in the ordinary course and (ii) is not insolvent as of the Closing Date or rendered insolvent as a result of entering into this Agreement.

         (g) Absence of Changes. Since October 11, 2007, there has been no event, change or effect that is materially adverse to the financial condition, business or results of operations of the Company.

         5.2 Representations and Warranties of the Customer. As a material inducement to CalAmp to enter into this Agreement, the Customer hereby represents and warrants to CalAmp, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true, correct and complete:

         (a) Organization. The Customer is a corporation duly incorporated and organized, and is validly existing and up-to-date in the filing of all corporate and similar returns under the laws of the State of Texas, its jurisdiction of incorporation, and has all requisite corporate power and capacity to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted.

         (b) Due Authorization. The Customer has all requisite power and authority, and has taken all action necessary, to execute and deliver this Agreement and any ancillary agreements referred to herein to which it is a party (the "Customer Ancillary Agreements"), to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. No proceeding on the part of the Customer is necessary to authorize this Agreement and the Customer Ancillary Agreements and the transactions contemplated hereby and thereby. Each of this Agreement and the Customer Ancillary Agreements has been duly executed and delivered by the Customer and is a legal, valid and binding obligation of the Customer, enforceable against the Customer in accordance with their respective terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and except insofar as the availability of equitable remedies may be limited by applicable law.

          (c) No Conflicts. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under the Customer's charter or bylaws, or any agreement or contract to which the Customer is party, or, to the best of the Customer's knowledge, a violation of any applicable laws, regulations or court orders, or an event which results in the creation of any lien, charge or encumbrance upon any of the assets of the Customer.

         (d) Consents and Approvals. Except for ownership filings under the federal securities laws, no consent, approval or authorization of, declaration to, or filing or registration with, any governmental or regulatory authority, or any other Person, is required to be made or obtained by the Customer in connection with the execution, delivery and performance by the Customer of this Agreement and the consummation of the transactions contemplated hereby.

         (e) Claims. The Customer has not sold, assigned, transferred, or encumbered, or otherwise disposed of, in whole or in part, voluntarily or involuntarily, by operation of law or otherwise, any Claim of any nature whatsoever released or settled pursuant to this Agreement

         (f) Representations Regarding CalAmp Shares. The Customer acknowledges that it has had an opportunity to discuss the business, affairs and current prospects of CalAmp with its officers. The Customer further acknowledges having had access to information about CalAmp that it has requested. The Customer acknowledges that it is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of holding the CalAmp Shares pursuant to this Agreement. The CalAmp Shares will be acquired by the Customer for the Customer's own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof. The Customer understands that the CalAmp Shares being issued will not be registered. The Customer is an "accredited investor" as defined in Rule 501 under the Securities Act of 1933, as amended. It is understood by the Customer that each certificate representing the shares of Common Stock and any other securities issued in respect of such shares upon any stock split, stock dividend, recapitalization, merger or similar event shall be stamped or otherwise imprinted with a legend substantially in the following form:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A VOTING AND LOCK-UP AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SECURITIES, THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AND LOCK-UP AGREEMENT.

         5.3 Survival of Representations and Warranties. The representations and warranties of the Parties set forth in Paragraphs 5.1 and 5.2 of this Agreement shall survive the Closing Date indefinitely.

         6.  NOTICE.

         6.1 Form of Notice and Addresses. All notices required or permitted under this Agreement shall be in writing to the other Party and shall be delivered in person, by facsimile, by overnight mail, or by registered or certified mail, to the Parties at the following addresses and facsimile numbers:

If to CalAmp:
CalAmp Corp.
1401 N. Rice Ave.
Oxnard, CA, 93030
Attn: Fred Sturm, CEO
Facsimile No.:  805-482-5842

            With a copy to:
Gibson, Dunn & Crutcher LLP
333 S. Grand Ave.
Los Angeles, California 90071
Attn:  Peter F. Ziegler
Facsimile No.:  213-229-6595

            If to the Customer:
EchoStar Technologies Corporation
9601 South Meridian Boulevard
Englewood, Colorado 80112
Attn:  Jeffrey H. Blum, Esq.
Facsimile No.:  303-723-3024

            With a copy to:
Morris, Nichols, Arsht & Tunnell LLP
1201 North Market Street, 18th Floor
Wilmington, Delaware 19801
Attn: Robert J. Dehney, Esq.
Facsimile No.: 302-658-3989

         6.2 Date of Delivery. Any notice required or permitted under this Agreement shall: (a) if delivered in person, be deemed to have been given or made at the time of delivery; (b) if sent via certified or registered mail, be deemed to have been given or made on the date of receipt; and (c) if sent by facsimile or other similar form of communication, be deemed to have been given or made on the first Business Day following the day on which it was sent.

         6.3 Address Changes. Each party may each give written notice of a change of address in the same manner described in Paragraph 6.1, in which event all subsequent written communications shall be given to that Party at the changed address or addresses.

         7.  GENERAL PROVISIONS.

         7.1 Admissions. CalAmp does not admit or concede any actual or potential liability in connection with any facts or claims that could have been alleged against them in connection with the Released Claims. The Parties agree that the terms of this Agreement reflect a good-faith settlement of all Parties hereto, reached voluntarily after consultation with experienced legal counsel. Neither this Agreement nor the settlement contained herein, nor any act performed or document executed pursuant to or in furtherance of this Agreement or the settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of any of CalAmp or the Released CalAmp Parties; (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of CalAmp or the Released CalAmp Parties in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal; or (c) shall be offered in evidence or alleged in any pleading, directly or indirectly, by any Party. In no event shall the Agreement, any of its provisions or any negotiations, statements or court proceedings relating to them or the settlement contained herein in any way be construed as, offered as, received as, used as or deemed to be evidence of any kind in any action, or in any judicial, administrative, regulatory or other proceeding, except in a proceeding to enforce this Agreement. Without limiting the foregoing, this Agreement, the settlement contained herein, any related negotiations, statements and documents delivered hereunder, and any court and regulatory proceedings shall not be construed as, offered as, received as, used as or deemed to be evidence of or an admission or concession of any liability or wrongdoing whatsoever on the part of CalAmp or the Released CalAmp Parties, or as a waiver by CalAmp or the Released CalAmp Parties of any applicable argument or defense. The Parties to this Agreement, and any other party entitled to enforce this Agreement, may use and file this Agreement and/or orders and judgments related hereto in any action that has been or may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction or any theory of claim preclusion or issue preclusion or similar defense or counterclaim.

         7.2 Amendments. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by all of the Parties hereto. No waiver of any provision of this Agreement nor consent to any departure therefrom by any Party shall be effective unless the same shall be in writing and signed by CalAmp, with respect to any waiver or consent requested by the Customer, and by the Customer with respect to any waiver or consent requested by CalAmp. In either case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         7.3 Confidentiality. Subject to any SEC and stock exchange disclosure requirements, each of the Parties, and their respective representatives, agree that they shall keep and maintain this settlement and Agreement, the individual provisions hereof, the existence of this Agreement and settlement and the matters contemplated herein (collectively, "Confidential Settlement Information") in strict confidence, and shall not transmit, reveal, disclose or otherwise communicate any such information to any third party without the prior written consent of the other Party; provided that any information that would otherwise constitute Confidential Settlement Information that is required to be publicly disclosed by a Party pursuant to its SEC and stock exchange disclosure requirements shall not be deemed to be Confidential Settlement Information for purposes of this Agreement once disclosed pursuant to those obligations. Consistent with the above provisions, the Parties, and their respective counsel, agree to cooperate in good faith with respect to the timing and content of any initial press releases or public announcements of this settlement and Agreement pursuant to any SEC or stock exchange disclosure requirements.
The Parties agree that their initial press release or public announcement concerning the settlement and Agreement will be released at the same time, and that such time shall not be during market hours of the NASDAQ-GS Market. The Parties agree that these confidentiality and disclosure provisions are a material part of the Agreement and that any breach of these confidentiality provisions will constitute a material breach of this Agreement. The Parties further agree to cause their respective agents, employees, Affiliates, officers, directors, attorneys, partners, auditors and other representatives to comply with these restrictions. The Parties agree that, prior to any disclosure to a third party not referenced in this section that may occur as a result of a legal obligation arising under any court order, statute, law, rule or regulation, the disclosing Party shall notify the other Party in writing and give the other Party a reasonable opportunity to object prior to disclosure.

         7.4 Construction of Agreement. The language of this Agreement shall be construed as a whole, according to its fair meaning and intent, and not strictly for or against any Party, regardless of who drafted or was principally responsible for drafting the Agreement or any specific terms or conditions hereof. This Agreement shall be deemed to have been drafted by all Parties, and no Party shall urge otherwise.

         7.5 Cooperation. Upon the terms and subject to the conditions contained herein, the Parties agree (A) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (b) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and
(c) to cooperate with each other in connection with the foregoing.

         7.6 Costs. Except as otherwise provided herein, each Party shall bear its own costs in connection with the negotiation, execution, administration, performance and enforcement of this Agreement, including, without limitation, all attorneys fees and costs.

         7.7 Counterparts. This Agreement may be executed in multiple original and/or facsimile counterparts, each of which, when taken together, shall constitute a duplicate original, and each such duplicate original is equally admissible in evidence and shall be deemed to be one and the same instrument. With the exception of the confidentiality provisions of Paragraph 7.4, this Agreement shall not take effect until each Party has signed a counterpart.

         7.8 Enforcement of Agreement. This Agreement may be pleaded as a full and complete defense to any action filed in which a Released Claim is asserted; provided, however, that such Released Claim has been actually released pursuant to Paragraph 4 of this Agreement. The Parties and their respective counsel may file this Agreement in any proceeding brought to enforce any of its terms or provisions. The Parties further agree that their respective duties and obligations hereunder may be specifically enforced through an action seeking equitable relief or a petition for writ of mandamus by the Party or Parties for whose benefit such duty or obligation is to be performed, but no breach of any duty or obligation by any Party hereunder shall entitle any other Party to rescind or terminate this Agreement, except as provided expressly herein. In any such action, and in any action to enforce the provisions of this Agreement, the prevailing party shall recover its reasonable attorneys' fees and costs.

         7.9 Governing Law. This Agreement and all disputes or controversies arising from or relating thereto shall be governed by and interpreted according to the laws of the state of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

         7.10 Headings. The headings in this Agreement are for convenience only. They in no way limit, alter or affect the meaning of this Agreement.

         7.11 Integration. This Agreement, together with its Attachments, all other documents, instruments, and agreements delivered in connection herewith or therewith constitute the entire agreement among the Parties with respect to the subject matter hereof, and no representations, warranties or inducements have been made to any Party concerning this Agreement other than the representations, warranties and covenants contained and memorialized in such documents.

         7.12 Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other Party, and any assignment without such consent shall be null and void. CalAmp acknowledges and agrees that this Agreement includes a limited non-exclusive non-transferable license of certain intellectual property of the Customer to enable CalAmp to provide the re-work and/or refurbishment services set forth herein on the same basis as the license to CalAmp for the manufacture of the Products. Consequently, such non-exclusive non-transferable license cannot be assigned by CalAmp by operation of law or otherwise without the prior written consent of the Customer, and any assignment without such consent shall be null and void.

         7.13 Mistakes of Fact or Law. In entering and making this Agreement, the Parties assume the risk of any mistake of fact or law. If the Parties, or any of them, should later discover that any fact they relied upon in entering this Agreement is not true, or that their understanding of the facts or law was incorrect, then the Parties shall not be entitled to seek rescission of this Agreement by reason thereof. This Agreement is intended to be final and binding upon the Parties regardless of any mistake of fact or law.

         7.14 Successors and Assigns. This Agreement shall be binding upon and for the benefit of any of the Parties and their permitted successors and assigns. Nothing in this Agreement shall be construed or interpreted to impart any rights or obligations to any third party (other than a permitted successor or assignee bound to this Agreement), except as specifically provided herein.

         7.15 Time of the Essence. Time shall be of the essence for purposes of construing and enforcing this Agreement.

         7.16 No Waivers. The failure of any Party hereto to enforce any condition or provision in this Agreement at any time shall not be construed as a waiver of that condition or provision unless such waiver is in writing and signed by the waiving Party, nor shall it forfeit any rights to future enforcement thereof.

         7.17 Validity. Except as provided in Paragraph 4.5(e), if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect.

         7.18 Settlement Agreement Controls. To the extent that this Agreement is inconsistent with any other agreement executed in connection with this Agreement, this Agreement shall control.



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year herein above first written.

                                     CALAMP CORP., a Delaware corporation

                                     By:  /s/ Fred Sturm
                                         ___________________
                                         Name:  Fred Sturm
                                         Title: CEO


                                     ECHOSTAR TECHNOLOGIES CORPORATION,
                                     a Texas corporation

                                     By:  /s/ Charles W. Ergen
                                     ___________________________
                                     Name:  Charles W. Ergen
                                     Title: Chairman & CEO